Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 22, 2024 relating to the financial statements of Infinity Natural Resources, LLC and subsidiaries appearing in Registration Statement No. 333-282502 of Infinity Natural Resources, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Pittsburgh, PA

February 3, 2025